Exhibit 9.1

                            FORM OF VOTING AGREEMENT

This Voting Agreement (this "Agreement") is made and entered into on April 1, 2002, by and among Kroll Inc., an Ohio corporation ("Acquiror"), the undersigned stockholder ("Stockholder") of ONTRACK Data International, Inc., a Minnesota corporation (the "Company"), and the Company.

                                    RECITALS

        WHEREAS, concurrent with the execution of this Agreement, Acquiror, ODI Acquisition Corporation, a Minnesota corporation, and the Company are entering into an Agreement and Plan of Reorganization (as amended, modified or supplemented in accordance with the terms, the "Merger Agreement"), which provides for the acquisition of the Company by Acquiror, subject to certain conditions, through a merger whereby holders of the outstanding shares of common stock of the Company will be entitled to receive shares of common stock of Acquiror as provided in the Merger Agreement; and

        WHEREAS, Stockholder is the beneficial holder of the number of Shares (as defined below) indicated on the signature page of this Agreement; and

        WHEREAS, Acquiror and Stockholder wish to provide for the voting of the Shares beneficially held by Stockholder with respect to the adoption and approval of the Merger Agreement, the Merger and the other transactions contemplated thereby.

        NOW, THEREFORE, as an inducement to Acquiror to enter into the Merger Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions. For purposes of this Agreement the following terms shall have the following meanings (all other capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement):

        1.1 "Expiration Time" shall mean the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time of the Merger.

        1.2 "Person" shall mean any individual, corporation, limited liability company, partnership, trust or other entity or governmental authority.

        1.3 "Shares" shall mean: (i) all equity securities of the Company (including all shares of common stock or preferred stock, and all options, warrants and other rights to acquire shares of common stock or preferred stock) beneficially owned by Stockholder as of the date of this Agreement and (ii) all additional equity securities of the Company (including all additional shares of common stock or preferred stock, and all additional options, warrants and other rights to acquire shares of common stock or preferred stock) which Stockholder acquires beneficial ownership of during the period from the date of this Agreement through the Expiration Time.

        1.4 A Person shall be deemed to have effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, assigns, pledges, encumbers, grants an option with respect to, transfers or disposes of (by operation of law or otherwise) such security or any interest in such security (except that the exercise of an option to purchase Shares by Stockholder shall not be deemed a Transfer); or (ii) enters into an agreement or commitment providing for the sale of, assignment of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of (by operation of law or otherwise) such security or any interest therein.

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2.      Transfer and Voting of Shares.
        -----------------------------

        2.1 Transferee of Shares to be Bound by this Agreement. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Time, Stockholder shall not direct, cause or permit any Transfer of any of the Shares to be effected unless the proposed transferee(s) agrees to be bound to the terms hereof and executes and delivers to Acquiror a voting agreement and proxy in the exact form of this Agreement prior to the Transfer. The Company agrees that, during the period from the date of this Agreement through the Expiration Time, it will not recognize as valid or otherwise any Transfer or purported Transfer effected in violation of this Agreement.

        2.2 Transfer of Voting Rights. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Time, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares.

       3. Agreement to Vote Shares. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Time, at every meeting of the stockholders of the Company called, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company, all the Shares beneficially owned by Stockholder shall be voted (i) in favor of the adoption and approval of the Merger Agreement, the Merger and the other transactions contemplated thereby, and in favor of any matter that could reasonably be expected to facilitate the Merger (to the extent that such Shares have a right to vote thereon), (ii) against any other Acquisition Proposal or Alternative Transaction, (iii) against any proposal that could reasonably be expected to (A) impair in any material respect the ability of the Company to perform its obligations under the Merger Agreement or (B) prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement, and (iv) in favor of the approval of the Company's 2001 Employee Stock Purchase Plan.

       4. Stockholder Capacity. Acquiror acknowledges and agrees that Stockholder executes and delivers this Agreement solely in his capacity as the record holder and beneficial owner of his Shares and no provision of this Agreement shall limit or otherwise restrict Stockholder with respect to any act or omission that Stockholder may undertake or authorize in his capacity as an officer of the Company or a member of the Board of Directors of the Company, including, without limitation, any vote that Stockholder may make in his capacity as a director of the Company with respect to any matter presented to the Board of Directors of the Company.

       5. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder shall deliver to Acquiror an originally executed proxy in the form attached hereto as Schedule A (the "Proxy"), which shall be coupled with an interest and shall therefore be irrevocable to the fullest extent permissible by law, with respect to the Shares referred to therein. Stockholder agrees that to the extent Stockholder acquires additional Shares after the date hereof and prior to the Expiration Time, Stockholder shall promptly deliver to Acquiror an originally executed Proxy with respect to such additional Shares.

       6. Representations and Warranties of the Stockholder. Stockholder represents and warrants to Acquiror that Stockholder: (i) is the beneficial owner of the Shares indicated on the signature page of this Agreement, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances, (ii) does not beneficially own any securities of the Company other than the securities indicated on the signature page of this Agreement, and (iii) has full power and authority to make, enter into, and carry out the terms of this Agreement and the Proxy and that the terms of this Agreement and the Proxy do not conflict with, breach or otherwise violate any other agreement (or proxy) to which Stockholder is a party.

       7. Additional Documents. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Acquiror, to carry out the intent of this Agreement.

       8. Consent and Waiver. Stockholder hereby gives any consents or waivers that are required for the consummation of the Merger under the terms of any agreements to which Stockholder is a party or pursuant to any rights Stockholder may have, in any case only in the Stockholder's capacity as the holder of the Shares (and specifically excluding, for example, any agreement or rights Stockholder may have pursuant to any employment or severance agreement).

       9. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Time.

       10.     Miscellaneous.

       10.1 Invalidity of Provisions. Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part hereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties hereto waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect. The parties shall endeavor in good faith negotiations to replace any provision that is declared invalid or unenforceable with a valid and enforceable provision, the effect of which comes as close as possible to that of the invalid or unenforceable provision that it replaces, but is not more restrictive to Stockholder than the provision declared invalid or unenforceable.

       10.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, heirs and legal or personal representatives, and shall survive the death or incapacity of Stockholder; provided, however, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.

       10.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by Stockholder and Acquiror. No such modification, amendment, alteration or supplement shall be binding on the Company without the Company's written consent.

       10.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Acquiror will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Acquiror upon any such violation, Acquiror shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Acquiror at law or in equity, all without the need to post a bond or other security.

       10.5 Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given when actually received if delivered personally against written receipt, or telecopied with answer back confirmation, or mailed (postage prepaid by registered mail, return receipt requested), or sent by overnight courier, to the parties at the following addresses or facsimile numbers:

                             If to Acquiror:

                             Kroll Inc.
                             900 Third Avenue
                             New York, New York 10022
                             Attention: General Counsel
                             Facsimile: (212) 750-5628

                             with a copy to:

                             Torys LLP
                             237 Park Avenue
                             New York, New York  10017
                             Attention: Bradley P. Cost, Esq.
                             Facsimile: (212) 682-0200

                             If to Stockholder:

                             At the address and fax number specified on the signature page of this Agreement

                             If to Company:

                             ONTRACK Data International, Inc.
                             9023 Columbine Road
                             Eden Prairie, Minnesota 55347
                             Attention: Chief Executive Officer
                             Facsimile: (952) 937-5815

                             with a copy to:

                             Robins, Kaplan, Miller & Ciresi L.L.P.
                             2800 LaSalle Plaza
                             800 LaSalle Avenue
                             Minneapolis, Minnesota 55402
                             Attention: John R. Houston, Esq.
                             Facsimile No.: (612) 349-0612

All such notices, requests and other communications shall (i) if delivered personally, telecopied or couriered, be deemed given upon delivery and (ii) if mailed, be deemed given five (5) days after mailing (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

       10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to applicable principles of conflicts of law.

       10.7 Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of (i) any Minnesota State court and (ii) any Federal court of the United States of America sitting in the State of Minnesota, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its affiliates except in such courts). Each of the parties hereto further agrees that, to the fullest extent permitted by applicable law, service of any process, summons, notice or document by registered mail to such persons respective address set forth above shall be effective service of process for any action, suit or proceeding in Minnesota with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) any Minnesota State court or (ii) any Federal court of the United States of America sitting in the State of Minnesota, or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

       10.8 Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

       10.9 Interpretation.

            10.9.1 The headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

            10.9.2 Unless the context otherwise requires, words importing the singular include the plural and vice versa, and words importing gender include all genders.

            10.9.3 "including" means "including, without limitation,".

       10.10 Counterparts. This Agreement may be executed by facsimile signature and in several counterparts, each of which shall be an original, but all of which together, when executed and delivered, shall constitute one and the same agreement.


                                      *  *  *

        IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first above written.

KROLL INC.

By:
   -------------------------------------        _______________________________
Name:                                           [Stockholder - Print Name]
Title:
                                                By:

                                                Address:________________________

                                               _________________________________

                                               _________________________________
                                                Telecopy No.:  (     ) ___-____

ONTRACK DATA INTERNATIONAL, INC.
                                                Shares of Company capital stock
By:                                             beneficially owned:
   -------------------------------------        o __________ shares of common
Name:                                             stock.
Title:                                          o no shares of preferred stock.
                                                o __________ shares of common
                                                  stock  issuable upon exercise
                                                  of outstanding options,
                                                  warrants or other rights.
                                                o no shares of preferred stock
                                                  issuable upon exercise of
                                                  outstanding options, warrants
                                                  or other rights.


                                                WITNESS:




                                                --------------------------------
                                                [Name]

                                   Schedule A

                                IRREVOCABLE PROXY

The undersigned stockholder of ONTRACK Data International, Inc., a Minnesota corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints Michael Cherkasky and Sabrina Perel, and each of them, as the sole and exclusive attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights (to the fullest extent that the undersigned is entitled to do so) with respect to all of the outstanding shares of capital stock of the Company that are owned beneficially by the undersigned as of the date of this Proxy (collectively, the "Shares") only in accordance with the terms of this Proxy. The Shares owned beneficially by the undersigned stockholder as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the voting rights granted by this Proxy until after the Expiration Time (as defined below).

This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest in the Company and is granted pursuant to that certain Voting Agreement of even date herewith by and among Kroll Inc., an Ohio corporation ("Acquiror"), the undersigned stockholder and the Company and as an inducement to Acquiror to enter into the Agreement and Plan of Reorganization by and among Acquiror, ODI Acquisition Corporation, a Minnesota corporation, and the Company dated as of even date herewith (as amended, modified or supplemented in accordance with its terms, the "Merger Agreement") which provides for the acquisition of the Company by Acquiror, subject to certain conditions, through a merger whereby holders of the outstanding shares of common stock of the Company will be entitled to receive shares of Acquiror common stock as provided in the Merger Agreement. As used herein, the term "Expiration Time" shall mean the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time of the Merger (as such terms are defined in the Merger Agreement).

The attorneys-in-fact and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Time, to act as the undersigned's attorney-in-fact and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special or adjourned meeting of stockholders of the Company and in every written consent in lieu of such meeting
(i) in favor of the adoption and approval of the Merger Agreement, the Merger (as defined in the Merger Agreement) and the other transactions contemplated thereby, and in favor of any matter that could reasonably be expected to facilitate the Merger (to the extent that the Shares have a right to vote thereon), (ii) against any other Acquisition Proposal or Alternative Transaction (as such terms are defined in the Merger Agreement, (iii) against any proposal that could reasonably be expected to (A) impair in any material respect the ability of the Company to perform its obligations under the Merger Agreement or
(B) prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement, and (iv) in favor of the approval of the Company's 2001 Employee Stock Purchase Plan).

Any obligation of the undersigned hereunder shall be binding upon the successors, heirs and legal or personal representatives of the undersigned, and shall survive the death or incapacity of the undersigned.

This Proxy shall terminate, and be of no further force and effect, automatically at the Expiration Time.

                                      *  *  *

Dated:  April 1, 2002

                                          __________________________________
                                          [Stockholder - Print Name]

                                          By:_______________________________

                                          Shares of Company capital stock
                                          beneficially owned and subject to
                                          this Proxy:
                                          o __________ shares of common stock.
                                          o no shares of preferred stock.
                                          o __________ shares of common stock
                                            issuable upon exercise of
                                            outstanding options, warrants or
                                            other rights.
                                          o no shares of preferred stock
                                            issuable upon exercise of
                                            outstanding options, warrants or
                                            other rights.


                                          WITNESS:


                                          ___________________________________
                                          [Name]